As Filed with the Securities and Exchange Commission on September 1, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Panera Bread Company
(Exact name of registrant as specified in its charter)

Delaware	04-2723701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
6710 Clayton Road
St. Louis, Missouri 63117
(Address, including zip code, of registrant’s principal executive offices)
Panera Bread Company
2005 Long-Term Incentive Program
Under the
Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan and the
Panera Bread Company
1992 Equity Incentive Plan
(Full title of the Plan)
Patricia A. Gray, Esq.
Senior Vice President and Chief Legal Officer
Panera Bread Company
63 Kendrick Street
Needham, MA 02494
(314) 256-5414
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of all correspondence to:
R. Randall Wang, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
Tel (314) 259-2000, Fax (314) 259-2020
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Unit	Offering Price	Fee
LTIP Awards (1) Class A Common Stock, par value $0.0001 per share, and associated preferred stock purchase rights (1)	LTIP Awards (1) (2) 1,627,051 shares (1)(2)	(3)	$92,058,545 (4)	$10,836

(1)	This Registration Statement registers awards (“LTIP Awards”) relating to up to 1,627,051 shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) under the Registrant’s 2005 Long-Term Incentive Program (“LTIP”) which is a sub-plan under the Registrant’s 2001 Employee, Director and Consultant Stock Option Plan (the “2001 Plan”) and the Registrant’s 1992 Equity Incentive Plan (the “1992 Plan”). The shares of Common Stock underlying the 2001 Plan have been separately registered on Form S-8 on June 29, 2001 (Registration No. 333-64222) and on September 1, 2005 (Registration No. 333-128046). The shares of Common Stock underlying the 1992 Plan have been separately registered on Form S-8 (Registration Statement Nos. 33-46682, 33-96510 and 333-31855). As a result, the shares of Common Stock issuable under the LTIP have already been registered. Each share of Common Stock also represents one half of a preferred stock purchase right. Preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate an additional fee. Any shares of Common Stock issuable pursuant to the LTIP will be issued under 1992 Plan or the 2001 Plan, as applicable. As of September 1, 2005, excluding shares underlying outstanding unexercised options, 525,706 shares of common stock remain available under the 1992 Plan and 1,101,345 shares of common stock remain available under the 2001 Plan. The LTIP Awards consist of performance awards, restricted stock awards, choice awards (consisting of either restricted stock or stock options) and deferred annual bonus match awards.

(2)	This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1992 Plan and the 2001 Plan, as applicable, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3)	Omitted pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the average of the high and low prices of the Class A Common Stock as reported in the Nasdaq National Market on August 29, 2005.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion and Consent of Bryan Cave LLP
2005 Long-Term Incentive Program
1992 Equity Incentive Plan, as Amended
Form of Non-qualified Stock Option Agreement
Form of Restricted Stock Agreement
Form of Acknowledgement
Confidential & Proprietary Information & Non-Competition Agreement-Senior Vice Presidents
Confidential/Proprietary Information/Non-Competiton Agreement-Vice Presidents
Confidential & Proprietary Information & Non-Competition Agreement-Director Level Employees
Standards of Business Conduct
Statement of Company Policy
Consent of Independent Registered Public Accounting Firm

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of LTIP Awards and Common Stock pursuant to the LTIP under the 2001 Plan and 1992 Plan. The information required by Part I is included in documents sent or given to the participants pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents which we have filed with the Commission under file number 000-19253 are incorporated by reference into this Registration Statement:
•	Our Annual Report on Form 10-K for the year ended December 25, 2004;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 19, 2005 and July 12, 2005;

•	Our Current Report on Form 8-K/A filed on December 30, 2004 and our Current Reports on Form 8-K dated February 3, 2005 (filed February 3, 2005), dated March 3, 2005 (filed March 3, 2005); dated March 4, 2005 (filed March 10, 2005), dated March 4, 2005 (filed March 10, 2005), dated April 5, 2005 (filed April 5, 2005), dated April 12, 2005 (filed April 18, 2005), dated May 3, 2005 (filed May 3, 2005), dated June 2, 2005 (filed June 7, 2005) and dated September 1, 2005 (filed September 1, 2005)(other than the portions of those reports set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission);

•	The description of our Class A Common Stock contained in our registration statement on Form 8-A dated April 30, 1991 (filed May 2, 1991), as amended on Form 8-A/A dated September 1, 2005, including any amendment or report filed for the purpose of updating such description; and

•	The description of our Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed on November 1, 1996, as amended on Form 8-A/A dated January 29, 1999 (filed on February 2, 1999), including any amendment or report filed for the purpose of updating such description.
     In addition, all documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 Act, prior to filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except for those documents, or portions thereof, that are “furnished” rather than filed with the Commission. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.
Item 4. Description of Securities.
     The following description of awards (“LTIP awards”) of Panera Bread Company (the “Company or the “Registrant”) under the Company’s 2005 Long-Term Incentive Program (“LTIP”) is only a summary of certain provisions of the LTIP and is qualified by reference to the LTIP and the 2001 Plan (defined below) and the 1992 Plan (defined below), which are included as exhibits to this registration statement and incorporated herein by reference. Since the actual provisions of the LTIP, the 1992 Plan and the 2001 Plan are more detailed than the information set forth in this item, a participant should only rely on the actual provisions of those documents. Capitalized terms used in this Item 4 and not otherwise defined in this registration statement shall have the respective meanings attributed to such terms in the

LTIP. Shares of the Company’s Class A Common Stock, par value $0.0001 per share (“common stock”) are issuable pursuant to the LTIP under the Company’s 2001 Employee, Director and Consultant Stock Option Plan (“2001 Plan”) and the Company’s 1992 Equity Incentive Plan (the “1992 Plan”). Shares of Common Stock are not described herein as they are registered pursuant to Section 12 of the Securities Exchange Act of 1934. The LTIP is a sub-plan under the 1992 Plan and the 2001 Plan. Any offerings of Common Stock pursuant to the LTIP will be made under the terms of the 1992 Plan or the 2001 Plan, as applicable. Because the LTIP is a sub-plan to the 1992 Plan and the 2001 Plan, except to the extent permitted by the 1992 Plan and the 2001 Plan, the provisions of each of the 1992 Plan and 2001 Plan, as applicable, will apply for purposes of the LTIP with respect to any awards under the 1992 Plan or the 2001 Plan, respectively. There is no market for the LTIP awards, which are generally not transferable.
     Subject to the terms of the LTIP, the 1992 Plan and the 2001 Plan, the Committee (defined below) may make the following types of awards under the LTIP:
•	performance awards,

•	restricted stock awards,

•	choice awards and

•	deferred annual bonus match awards.
     The number of shares of Common Stock available and the source of those shares under the LTIP is dependent on the shares available under the 1992 Plan and the 2001 Plan, depending on the type of award, subject to anti-dilution provisions in the plans. As of September 1, 2005, excluding shares underlying outstanding unexercised options, 525,706 shares of common stock remain available under the 1992 Plan and 1,101,345 shares of common stock remain available under the 2001 Plan.
     The Compensation and Stock Option Committee of the Company’s Board of Directors (the “Committee”) administers the LTIP. Subject to the provisions of the LTIP, the 1992 Plan and the 2001 Plan, the applicable award agreement and applicable law, the Committee has the full power and authority, in its discretion, to do the following:
•	make interpretations and decisions regarding the LTIP;

•	approve determinations of when and to whom awards will be granted;

•	determine the terms and conditions, including but not limited to any restrictions and vesting conditions related to LTIP awards or any required acknowledgments or agreements for any awards, not inconsistent with the terms of the LTIP and 1992 Plan or 2001 Plan, as applicable;

•	approve the form of written instruments and the terms and conditions evidencing LTIP awards; and

•	adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the LTIP as it from time to time decides.
     The Committee’s determinations on matters relating to the LTIP are final and binding on the Company and all participants. To the extent permitted by applicable law and the 1992 Plan and the 2001 Plan and the Company’s bylaws, the Committee may delegate to the Chief Executive Officer or other designated officers all or part of the Committee’s authority and duties with respect to the granting of LTIP awards. Except as provided by law or in the 1992 Plan or 2001 Plan or the Company’s bylaws, the Chief Executive Officer or other officers of the Company appointed by the Committee from time to time will designate eligible individuals for participation in the LTIP, and the LTIP awards for which those individuals are eligible, subject to the approval of the Committee. LTIP participation of the Chief Executive Officer will be determined by the Committee.
     Generally, except as provided in the 1992 Plan or the 2001 Plan, directors, employees and consultants of the Company or any affiliate who are designated by the Chief Executive Officer or other officers of the Company appointed by the Committee are eligible to be participants in the LTIP, subject to approval of the Committee. However, with respect to any awards under the 1992 Plan (e.g., performance awards or restricted stock) or the 2001 Plan (e.g., stock options), only those persons eligible for those awards under those respective plans may receive those awards under the LTIP. For example, non-employee directors are not eligible to receive awards under the 1992 Plan and thus are not eligible to receive performance awards or restricted stock under the LTIP.
     Conditions to Participation in the LTIP. One of the conditions that the Committee has imposed prior to participation in the LTIP or as a condition to receipt of any awards under the LTIP is that, for Director Level employees and above, the participant execute an acknowledgment in favor of the Company. Under the acknowledgment, the participant must acknowledge and agree that he or she has reviewed and understands the terms of the Confidential and Proprietary Information and Non-Competition Agreement, which is referred to in this sub-section as the “agreement,” previously executed and delivered to the Company by the participant. The acknowledgment requires the participant to reconfirm that he or she will abide by the terms of that agreement and that it, and each sub-part, is reasonable and necessary to protect the legitimate business interests of the Company. The acknowledgment also requires participants to agree that they have reviewed the Statement of Company Policy regarding Securities Trades by Company Personnel, which is referred to in this sub-section as the “trading policy,” and that they understand and agree to abide by the policy. In addition, the acknowledgment requires participants to agree that they have reviewed and agree to abide by the Company’s Business Conduct Standards Policy, which is referred to in this sub-section as the “conduct policy.” The form of acknowledgment is filed as an exhibit to this registration statement and is incorporated herein by reference.
     Confidentiality and Proprietary Information and Non-Competition Agreement. Under the agreement, an employee may not during the term of the agreement or at any time thereafter, without the Company’s consent,
•	disclose any confidential information (as defined broadly in the agreement) to any person or entity for any purpose whatsoever; or

•	make use of any confidential information for his or her own purposes or for the benefit of any other person or entity, other than the Company, especially use of the information in competition with the Company.
     In addition, an employee is also required to keep confidential the terms of the agreement and a breach of that obligation relieves the Company of its obligations under the agreement.
     The agreement also contains a covenant not to engage in any “competitive activity” (as defined broadly in the agreement) at any time during employment with the Company and during a period (52 weeks in the case of Senior Vice Presidents, 26 weeks in the case of Vice Presidents or 18 weeks in the case of Director Level employees) following termination of employment. For this purpose, competitive activity generally includes, directly or indirectly:
•	being employed by, advising, consulting in, or acting in any way as an agent for specified competitors;

•	engaging in certain activities in or for (or being employed by, advising, consulting in, or acting in any way as an agent for) any retail food establishment in which any of specified categories constitutes more than 20% of its revenues, and any business that manufactures, wholesales or distributes dough or bakery products which is or may be competitive with or adverse to the Company’s business and which is within a 100 mile radius of where the Company is, attempting to be, or may reasonably be expected to be, engaged in business within 12 months following termination (“other competitors”);

•	providing any services to any division or parent company of any specified competitors or any other competitors, or their affiliates, with certain exceptions;

•	having, or acquiring any interest in specified competitors or other competitors, including any division or parent company, with certain exceptions;

•	being employed by, advising, consulting, or acting as an agent for any entity or individual which is or was a franchisee of the Company within the prior 12 months, or which the Company is or was attempting to secure as a franchisee at any time within the prior 12 months, or which the Company may reasonably be expected to secure as a franchisee at any time within the next 12 months or which is or was an equity owner of 10% or more of a franchisee; or

•	having any interest in any entity which is, was, or may reasonably be expected to be, a franchisee of the Company, or which the Company is attempting to so secure, or an owner that is or was an equity owner of 10% or more of a Company franchisee, with certain exceptions.
     During the term of employment and in the following 24 months, the employee is obligated not to solicit or otherwise attempt to induce, influence, or encourage any employee, independent contractor, consultant, supplier, or franchisee of the Company to terminate or modify in any way such person’s employment or such other business relationship with the Company or its affiliates.
     The agreement also provides that if the employee is terminated for any reason other than for cause (as defined in the agreement, including a material breach of the agreement or a conflict of interest), death, permanent disability (as defined in the agreement) or resignation, then the Company will pay for a period (52 weeks in the case of Senior Vice Presidents, 26 weeks in the case of Vice Presidents, or 18 weeks in the case of Director Level employees) the employee’s base salary (including car allowance, but excluding any bonus, incentive compensation and other benefits or allowances) and certain insurance benefits. Those payments are generally reduced by any compensation the employee receives in connection with future employment during that time, and are contingent upon his or her compliance with the obligations in the agreement, including the confidentiality and non-compete provisions, and the execution of a general release in favor of the Company. The agreement also contains provisions which apply in the event of disability.
     The agreement contains various representations and warranties made by the employee regarding, among other things, the absence of inconsistent obligations and his or her ability to perform the obligations provided in the agreement. Additionally, the agreement contains other obligations of the employee in favor of the Company, including obligations to return property and cooperate with the Company in defending claims. The agreement requires employees to provide at least 60 days prior notice of resignation. The agreement entitles the Company to seek injunctive relief and provides for the arbitration of disputes.
     The foregoing description is only a summary of certain provisions of the agreement and is qualified in its entirety by reference to the full agreement. Since the actual agreement is more detailed than the information above, participants should only rely on the actual provisions of the agreement. Participants are urged to review the acknowledgment and the agreement carefully with an attorney. The forms of the agreement are filed as exhibits to this registration statement and is incorporated herein by reference.
     Statement of Company Policy Regarding Securities Trades by Company Personnel. The trading policy generally provides, among other things, that:
•	It is the Company’s policy that neither a member of the board of directors, any member of senior management (as defined in the policy), nor any other employee who is in possession or aware of material non-public information relating to the Company, nor any related person may trade in Company securities or engage in any other action to take advantage of, or pass on to others, that information.

•	The policy applies to information relating to all other publicly owned companies and their securities obtained during the course of service to or employment by the Company.

•	Under the trading policy, senior management is defined as the Chief Executive Officer, Executive, Senior and other Vice Presidents and Director Level employees.

•	Generally all trades in Company securities by members of the board of directors, senior management and members of the accounting and finance staffs must be pre-cleared by the Company.

•	Members of the board of directors, senior management and members of the accounting and finance staffs generally may not trade in Company securities during certain periods prior to the close of fiscal quarters and following the release of financial results and at other times required by the Company.

•	Specified activities with respect to the Company’s securities are prohibited, including generally trading on short-term basis, “margin” purchases, “short” sales and buying and selling derivative securities.

•	Company personnel must adhere to confidentiality requirements.
     The foregoing description is only a summary of certain provisions of the trading policy and is qualified in its entirety by reference to the full policy. Since the actual trading policy is more detailed than the information above, a reader should only rely on the actual provisions of the policy. The form of the trading policy is filed as an exhibit to this registration statement and is incorporated herein by reference.
     Business Conduct Standards Policy. The conduct policy was issued to, among other things, restate the Company’s policy to follow the law and to act ethically. Items addressed by the conduct policy, among others, include policies relating to:
•	compliance with the laws, rules and regulations that apply to the Company’s business;

•	avoidance of direct or indirect conflicts of interest, unless specifically consented to by the Company in advance;

•	unauthorized disclosure or use of Company confidential information and retention of Company records;

•	accounting and payment practices;

•	reporting violations, investigations and remediation; and

•	implementation and ongoing communication.
     The foregoing description is only a summary of certain items addressed in the conduct policy and is qualified in its entirety by reference to the full policy and the provisions set forth therein. Since the actual conduct policy is more detailed than the information above, a reader should only rely on the actual provisions of the policy. The form of the conduct policy is filed as an exhibit to this registration statement and is incorporated herein by reference.
Fair Market Value of Common Stock
     Under the LTIP, the fair market value of the Company’s common stock will be used in determining the amount of certain awards. Under the LTIP, fair market value generally will be determined on the basis of the closing price of the Company’s common stock on the applicable date, as follows:
•	if the common stock is listed on a national securities exchange or traded in the over-the counter market and sales prices are regularly reported for the common stock, the closing or last price of the common stock on the composite tape or other comparable reporting system on the date of grant or determination;

•	if the common stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the common stock, but bid and asked prices for the common stock are regularly reported, the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded on the date of grant or determination; and

•	if the common stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee, in good faith, determines.

Performance Awards
     A performance award is an award in cash or common stock based on the achievement of performance goals selected by the Committee, over a performance period. Performance goals are goals, which may include financial and non-financial measures, established by the Committee for a performance period. The Committee may establish minimum, target and maximum levels of achievement with respect to the performance goals. The amount of a performance award, if any, will depend on whether the minimum, target or maximum performance award is achieved. Performance periods are periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more performance goals will be measured for purposes of determining an LTIP participant’s right to and the payment of any performance awards.
Target Award.
     If a participant is granted a performance award for any performance period, the participant will be granted a target performance award equal to a percentage of his or her annualized base salary in effect as of the first day of the first fiscal year in the performance period or date of hire, if later, or if so determined by the Committee, any other date. However, if the participant first becomes an LTIP participant after the beginning of a performance period, the participant’s performance award will be awarded on a pro rata basis based on the participant’s annualized base salary in effect upon being designated to receive a performance award and the length of time since the designation remaining in the performance period. For this purpose, LTIP participants hired prior to September 1, 2005, will be deemed to be designated LTIP participants at the beginning of the first performance period under the plan, or date of hire, if hired after the beginning of the first performance period.
Performance Goals.
     With respect to each performance award granted, the Committee will select the performance goals for that performance award and the achievement targets with respect to each performance goal, and may select a threshold level of performance below which no amount will become payable, and a maximum performance award.
     The Committee will make its selections within the first 90 days or, if less, the first 25% of a performance period (or within the first year in the case of the first performance period selected by the Committee). Each performance award will specify the target amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance goals. The performance goals may vary for each performance period. As soon as practicable following the end of the performance period, the Committee will determine the extent to which the performance goals have been achieved, and the percentage of the target performance award payable based on the level at which performance goals have been achieved.
Payment
     Performance awards will be payable wholly or partly in cash and partly in shares of common stock, as determined by the Committee. If sufficient shares of common stock are not available under the 1992 Plan, the portion otherwise payable in common stock will be paid in cash. Cash will be paid in lieu of fractional shares. The shares of common stock awarded will be based on the fair market value of those shares on the day the Committee has determined that the performance goals have been achieved for the performance period. Payment will be made in a lump sum as soon as practicable following the Committee’s determination regarding achievement of the performance goals, but in no event later than two and one-half months following the close of the performance period. Generally, an LTIP participant must be employed on the day of payout in order to receive payment of a performance award for that performance period. Shares will be issued for no additional consideration or such minimum consideration as may be required by applicable law.
     Any shares of common stock granted as part of performance awards will be “performance shares” under the 1992 Plan and, to the extent required by the 1992 Plan, performance awards will be subject to the terms and conditions of the 1992 Plan. Participants should refer to the 1992 Plan, which is filed as an exhibit to this registration statement and is incorporated herein by reference, for additional information.
Restricted Stock
     Restricted stock are shares of common stock which are subject to forfeiture. Any shares of restricted stock will be issued under the 1992 Plan and all of the terms and conditions of any restricted stock award granted under the LTIP will be subject to the terms and conditions of the 1992 Plan.
Target Award.

     If a participant receives a restricted stock award under the LTIP, he or she will be granted a target restricted stock award equal to the number of shares of restricted stock as determined by the Committee. Restricted stock will be issued for no additional consideration or such minimum consideration as may be required by applicable law.
Restrictions.
     A restricted stock award entitles the recipient to receive shares of common stock subject to the restrictions and conditions as the Committee determines at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance conditions, or any other conditions that the Committee determines. Recipients also will be required to execute a restricted stock award agreement and any other acknowledgments or agreements determined by the Committee. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the LTIP, the 1992 Plan or in the award agreement. The shares will also be subject to the Company’s other applicable policies and procedures.
Vesting
     The Committee at the time of grant will specify the date or dates and/or the attainment of any pre-established performance goals, objectives and other conditions on which the non-transferability or forfeiture of the restricted stock will lapse. After that date, the shares on which all restrictions have lapsed will no longer be restricted stock and will be deemed “vested.” Except as may otherwise be provided by the Committee in the award agreement or in a subsequent writing, or in the 1992 Plan, a grantee’s rights in any shares of restricted stock that have not vested will automatically terminate upon the grantee’s termination of employment with the Company or its affiliates.
Restricted Stock Agreement
     If a participant receives an award of restricted stock, he or she will be required to sign a restricted stock agreement. The terms of that agreement affect the participant’s rights under the award. In connection with the approval of the LTIP on September 1, 2005, the Committee approved a form of restricted stock agreement and authorized any specified officer of the Company to make changes to the form of agreement in his or her discretion. The form agreement provides for the grant of restricted stock under the LTIP and the 1992 Plan and provides for the following, among other things:
•	Subject to the terms in the agreement, the 1992 Plan and the LTIP, the restricted stock covered by the agreement vests over a five-year restricted period based on continuous employment with the Company from the date of the agreement, with 25% vesting on the second anniversary of the date of the agreement, and an additional 25% vesting on the third, fourth and fifth anniversaries of the date of the agreement. During the restricted period, the shares are not transferable and are subject to forfeiture.

•	If the participant ceases to be an employee of the Company or of an affiliate (for any reason other than the death or disability as defined in the LTIP), any unvested restricted stock covered by the agreement on the date of termination of employment will be forfeited.

•	If employment is terminated for cause (as defined the LTIP), the Company will be entitled to recover any and all restricted stock which previously vested.

•	In the event of the death or disability while an employee, a pro rata portion of any additional restricted stock covered by the agreement that would have vested prior to the end of the vesting accrual period which next ends following the date of death or disability will become vested, with proration based upon the number of days in the accrual period prior to termination. Any remaining unvested restricted stock will be forfeited.

•	During the restricted period, the participant will have the right to receive all dividends and distributions paid with respect to the restricted stock, whether or not vested, and the right to vote those shares.

     The foregoing is only a summary of certain provisions of one form of the restricted stock agreement and is qualified in its entirety by reference to the full form, which is attached as an exhibit to the registration statement and is incorporated herein by reference. Moreover, a participant’s restricted stock agreement may contain different or additional terms and those differences may be material. Since the actual restricted stock agreement is the agreement that will govern a participant’s rights and is more detailed than the general information provided above, which may or may not apply to a participant, a participant should only rely on the actual provisions of the applicable restricted stock agreement.
Choice Awards
     A choice award is an award that allows the recipient the choice to receive the award in restricted stock, non-statutory stock options, or a combination of restricted stock and non-statutory stock options. Choice awards will equal a percentage of the recipient’s annualized base salary in effect on the date that the award is determined.
Participant Choice
     If a participant receives a choice award, he or she may elect to receive the award in the form of restricted stock and/or in the form of non-statutory stock options in the proportions and on the terms and conditions as determined by the Committee.
     Any restricted stock will be subject to the terms and conditions determined by the Committee, including restrictions as described above under “Restricted Stock,” under the 1992 Plan and as evidenced in a restricted stock award agreement.
     If a participant elects to receive some or all of the award in the form of stock options, those stock options will be subject to the terms and conditions specifically required under the 1992 Plan or 2001 Plan, or any other such plan approved by the Committee or shareholders, as determined by the Committee. Each stock option will be set forth in writing in a stock option agreement. Thus, if the Committee determines that the stock options are governed by the 2001 Plan, those options will be subject to the terms and conditions of the 2001 Plan.
     The following provisions will also apply to stock options:
•	The exercise price of any stock options received will be determined by the Committee at the time of grant but may not be less than the lesser of the par value per share of common stock and the minimum exercise price permitted under the 1992 Plan or the 2001 Plan, as applicable.

•	The stock option term and other terms and conditions will be set by the Committee and evidenced in a stock option agreement.

•	The stock options will vest and become exercisable at the time or times as determined by the Committee.
     Participants should refer to the description of the terms and conditions of stock options under the 2001 Plan or the 1992 Plan, as applicable, and any applicable award agreement for more information regarding any stock options received, including the minimum exercise price of an option and the terms of exercise.
Stock Option Agreement
     If a participant receives a choice award and elects to receive some or all of the award in the form of stock options as permitted by the award, he or she will be required to sign a stock option agreement. The terms of that agreement affect the rights under the award. In connection with the approval of the LTIP on September 1, 2005, the Committee approved a form of stock option agreement and authorized any specified officer of the Company to make changes to the form of agreement in his or her discretion. The form agreement provides for the grant of stock options under the LTIP and the 2001 Plan and provides for the following, among other things:

•	The options covered by the agreement vest over a five-year period from the date of the agreement, with 25% vesting on the second anniversary of the date of the agreement, and an additional 25% vesting on the third, fourth and fifth anniversaries of the date of the agreement.

•	The options covered by the agreement will terminate six years from the date of the agreement, but will be subject to earlier termination as provided in the agreement or in the 2001 Plan or the LTIP.

•	If the participant ceases to be an employee of the Company or of an affiliate (for any reason other than the death or disability or termination for cause as those terms are defined in the LTIP and the 2001 Plan), the option may be exercised to the extent then exercisable, if not previously terminated, for three months after termination, or within the originally prescribed term of the option, whichever is earlier. However, in the event of disability or death within three months after termination, the participant (or the participant’s survivors) may exercise the option within one year after the date termination, but in no event after the date of expiration.

•	In the event the participant’s employment is terminated for cause, the participant’s right to exercise any unexercised portion of the options will cease as of the date of termination, the options will terminate and the Company will be entitled to recover any and all shares that were previously acquired through exercise of the options. If subsequent to termination, but prior to exercise, it is determined that, either prior or subsequent to termination, the participant engaged in conduct constituting cause, then the participant will immediately cease to have any right to exercise the options, which will then terminate, and the Company will be entitled to recover all shares previously acquired through those options.

•	In the event of death or disability while an employee, the options will be exercisable within one year after termination of employment or, if earlier, within the term originally prescribed by the option. In that event, the options will be exercisable:
•	to the extent exercisable but not exercised as of the date of death or disability; and

•	to the extent of a pro rata portion of any additional rights to exercise the options as would have accrued had the participant not died or become disabled prior to the end of the accrual period which next ends following the date of death or disability, with the proration based upon the number of days during the accrual period prior to the date of death or disability.
     The foregoing is only a summary of certain provisions of one form of the stock option agreement and is qualified in its entirety by reference to the full form, which is attached as an exhibit to this registration statement and is incorporated herein by reference. Moreover, any applicable stock option agreement may contain different or additional terms and those differences may be material. Since the actual stock option agreement is the agreement that will govern a participant’s rights and is more detailed than the general information provided above, which may or may not apply, a reader should only rely on the actual provisions of any applicable stock option agreement.
Deferred Annual Bonus Match Award
Deferred Award Amount
     If a participant receives a deferred annual bonus match award, he or she will receive an award equal to a predetermined percentage, as determined by the Committee, of his or her annual bonus that is earned and paid by the Company or an affiliate for a fiscal year. The payment of any deferred annual bonus match is subject to the participant’s continued employment, and such other terms and conditions as the Committee may establish, through the payment date of any deferred award amounts. The Committee may, in its sole discretion, increase or decrease, at any time, the pre-determined percentage match for the deferred bonus based on the participant’s individual performance.
     Except as otherwise determined by the Committee, an individual who first becomes eligible for a deferred annual bonus match during a fiscal year will become eligible for such award in the first year that an annual bonus is earned by the participant subject to continued employment through the payment date of any deferred amounts.
Deferral Period
     The deferred annual bonus match award will be deferred until a date determined by the Committee for the award and will be payable within two and one-half months of that date subject to continued employment through the date of payment. Generally, if a participant terminates employment with the Company and its affiliates for any reason prior to the payment date the deferred annual bonus match will be forfeited.
     Payment of a deferred annual bonus match will be made in a lump sum in cash as soon as practicable following the deferral date, but in no event later than two and one-half months following such date subject to continued employment through the payment date.
Performance Goals and/or Suspension Pending Investigation
     The Committee may establish minimum performance goals that must be satisfied in order to be eligible to receive an LTIP award, or defer the realization or payment of any outstanding LTIP awards pending any investigation pertaining to the performance or termination for “cause” of an LTIP participant.
Termination of Service, Change in Control and Forfeiture for Cause
     Subject to the terms and conditions of the 1992 Plan or 2001 Plan, as applicable, and except as otherwise specified by the Committee in writing delivered to a participant, in the event of a participant’s termination of employment or a change in control (as defined in the LTIP):
•	The Committee will determine the effect on an award of the permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), death or other termination of employment of a participant and the extent to which, and the period during which, the participant’s legal representative, guardian or designated beneficiary may receive payment of, or exercise rights under, an award.

•	In the event of an anticipated change in control of the Company, the Committee may, but is not required to, at the time, take one or more of the following actions, with respect to any group of LTIP participants:
•	provide for the acceleration of vesting or payment for any time period relating to the realization of any award,

•	provide for the purchase of any award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable, vested or payable,

•	adjust the terms of the award in a manner determined by the Committee to reflect the change in control,

•	cause the award to be assumed, or new rights substituted for the award, by another entity, or

•	make any other provisions as the Committee may consider equitable and in the best interests of the Company.
•	If it is determined that a participant, or any other individual otherwise eligible for participation in the LTIP, engaged in conduct constituting cause (as defined below), then, in such event,
•	that individual will immediately forfeit his or her eligibility or any rights to receive any outstanding awards and lose any eligibility for consideration for future awards and LTIP participation;

•	all stock options previously granted to that individual will be cancelled and all restricted stock awarded to that individual will be forfeited; and

•	the Company will be entitled to recover from that individual all LTIP awards and any payments, common stock or other consideration delivered pursuant to an LTIP award or stock option under any such award.
Change in Control
     Under the LTIP, unless otherwise required under the 1992 Plan or the 2001 Plan, “change in control” generally is defined as any of the following events:
•	the acquisition of beneficial ownership (as defined in the LTIP) of 50% or more of the combined voting power of the Company’s voting securities by any person, entity or group of persons (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding the Company, and its affiliates and any employee benefit plans or related trusts;

•	individuals who, as of the effective date of the LTIP, constitute the Company’s board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of its board of directors. For this purpose, any person who becomes a director subsequent to the effective date of the LTIP whose election, or nomination for election by the Company’s shareholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board (excluding members of its Incumbent Board who are no longer serving as directors) will be considered as though that person were a member of the Incumbent Board. In addition, the following persons will not be considered members of the Incumbent Board:
•	individuals whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 and

•	individuals approved by the Incumbent Board as a result of an agreement intended to avoid or settle an actual or threatened contest; and
•	consummation of a reorganization, merger or consolidation, unless following that action,
•	persons who were Company shareholders immediately prior to the action immediately thereafter own more than 50% of the combined voting power of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, and

•	a majority of members of the board or other governing body of the reorganized, merged or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Company’s board of directors;
•	approval by shareholders and commencement of a liquidation or dissolution of the Company, or consummation of the sale of all or substantially all of the assets of the Company; or

•	any other event that a majority of the members of the Incumbent Board, in their sole discretion, shall determine may constitute a change in control.
Cause

     Under the LTIP, unless otherwise required by the 1992 Plan or the 2001 Plan, “cause” includes, but is not limited to:
•	dishonesty with respect to the Company or any affiliate,

•	insubordination,

•	substantial malfeasance or non-feasance of duty,

•	unauthorized disclosure of confidential information,

•	conduct substantially prejudicial to the business of the Company or any affiliate or

•	any other circumstance which would constitute or be deemed “cause” pursuant to any other agreement entered into between a participant and the Company or an affiliate, as determined by the Committee or other delegated officer.
The determination by the Committee or other delegated officer as to the existence of cause will be conclusive.
Withholding
     Unless otherwise determined by the Committee, or as required in the 1992 Plan or the 2001 Plan,
•	the Company will withhold a percentage of any shares of restricted stock equal to the value of the minimum statutory tax withholding requirements upon the vesting or lapsing of restrictions on restricted stock;

•	the Company will withhold a sufficient number of shares of common stock to satisfy any minimum statutory withholding upon exercise of a stock option; and

•	all other LTIP awards will also be subject to any such applicable withholding.
Amendment and Termination
     The Committee may amend, suspend or terminate the LTIP or any portion thereof at any time, subject to shareholder approval to the extent required under applicable tax or other laws or listing standards. However, the restrictions on amendment and termination in the 2001 Plan and the 1992 Plan will apply to the extent applicable. Participants should refer to the terms of any applicable award agreement and 1992 Plan and the 2001, as applicable, with respect to any provisions relating to the amendment or termination of awards.
Transferability
     Except as otherwise provided under or in accordance with the 1992 Plan or 2001 Plan, as applicable, LTIP awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, and are not subject to execution, attachment or similar process. Any attempted transfer, pledge, assignment or other alienation or hypothecation, or the levy of any execution, attachment or similar process, will be null and void. Participants may also be subject to additional restrictions on transfer if the award is governed by the 1992 Plan or the 2001 Plan.
Status as an Award Holder
     Nothing in the LTIP prevents or limits in any way the Company’s right to terminate any participant’s employment, consultancy or director status at any time. In addition, nothing in the LTIP confers upon any participant any right to continue in the employment or other service of the Company or any affiliate.
     All of the awards under the LTIP, including any performance awards or deferred annual bonus match awards, are unfunded and do not create a trust of separate fund. Similarly, the awards do not establish any fiduciary relationship between a participant and the Company. To the extent that any participant holds any rights by virtue of an LTIP award, those rights are no greater than the rights of an unsecured general creditor.

Item 5. Interests of Named Experts and Counsel.
          Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 further provides that to the extent a director or officer of a corporation has been successful in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.
     Our Certificate of Incorporation, as amended, provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware and any other applicable law. Such indemnification includes the right to payment of expenses incurred in connection with any action, suit or proceeding in advance of its prior disposition, provided that the indemnified person undertakes to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified. Our Certificate of Incorporation, as amended, provides that we may purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers, employees or agents of the Company pursuant to our Certificate of Incorporation, as amended, and the Delaware General Corporation Law, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
     As permitted by the General Corporation Law of the State of Delaware, our Certificate of Incorporation, as amended, provides that directors of the Company shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.
     We currently have a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. We believe that these indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Reference is made to the Exhibit index.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham, Massachusetts on September 1, 2005.

PANERA BREAD COMPANY
By:	/s/ Ronald M. Shaich
Name:	Ronald M. Shaich
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald M. Shaich, Neal J. Yanofsky, Patricia A. Gray and Mark E. Hood, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and to execute in his or her name, place and stead (individually and in any capacity stated below) any and all amendments to this Registration Statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald M. Shaich (Ronald M. Shaich	Chairman and Chief Executive Officer (Principal Executive Officer)	September 1, 2005
/s/ Domenic Colasacco (Domenic Colasacco)	Director	September 1, 2005
/s/ Fred K. Foulkes (Fred K. Foulkes)	Director	September 1, 2005
/s/ Larry J. Franklin (Larry J. Franklin)	Director	September 1, 2005

Signature	Title	Date
/s/ Thomas E. Lynch (Thomas E. Lynch)	Director	September 1, 2005
/s/ Neal J. Yanofsky (Neal J. Yanofsky)	Executive Vice President and Chief Administrative Officer	September 1, 2005
/s/ Mark E. Hood (Mark E. Hood)	Senior Vice President and Chief Financial Officer	September 1, 2005
/s/ Richard R. Isaak (Richard R. Isaak)	Vice President, Controller and Chief Accounting Officer	September 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation of Registrant, as amended through June 7, 2002. Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended July 13, 2002.

3.2	Bylaws of Registrant, as amended through March 5, 2004. Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 27, 2003.

4.1	Form of Rights Agreement, dated as of October 21, 1996, between the Registrant, formally known as Au Bon Pain Co., Inc., and EquiServe Trust Company, N.A., as successor to State Street Bank & Trust Company, which includes the form of Certificate of Designation of Series A Junior Participating Class B Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights Plan as Exhibit C. Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-A Registration Statement filed with the Commission on November 1, 1996. (File No. 000-19253).

4.2	Amendment of Rights Agreement, dated as of January 15, 1999, between the Registrant, formally known as Au Bon Pain Co., Inc., and EquiServe Trust Company, N.A., as successor to State Street Bank & Trust Company. Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-A/A Registration Statement filed with the Commission on February 2, 1999. (File No. 000-19253).

5	Opinion of Bryan Cave LLP.

10.1	Panera Bread Company 2005 Long-Term Incentive Program (“LTIP”).

10.2	Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan (the “2001 Plan”). Incorporated by reference to Appendix A to the Company’s Proxy Statement dated April 21, 2005 filed on Schedule 14A with the Commission on April 21, 2005.

10.3	Panera Bread Company 1992 Equity Incentive Plan, as amended (the “1992 Plan”).

10.4	Form of Non-qualified Stock Option Agreement under the LTIP and the 2001 Plan.

10.5	Form of Restricted Stock Agreement under the LTIP and the 1992 Plan.

10.6	Form of Acknowledgement under the LTIP.

10.7	Form of Confidential and Proprietary Information and Non-Competition Agreement executed by Senior Vice Presidents.

10.8	Form of Confidential and Proprietary Information and Non-Competition Agreement executed by Vice Presidents.

10.9	Form of Confidential and Proprietary Information and Non-Competition Agreement executed by Director Level employees.

10.10	Panera Bread Company and its Affiliates Standards of Business Conduct.

10.11	Panera Bread Company Statement of Company Policy relating to Securities Trades by Company Personnel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included with Exhibit 5).

24.1	Power of Attorney (included on the signature page).